SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)          December 15, 2003
                                                              -----------------


                               VITAL LIVING, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



              Nevada                    000-33211             88-0485596
-------------------------------       --------------        --------------
(State or Other Jurisdiction          (Commission          (IRS Employer
    of Incorporation)                 File Number)         Identification No.)




5080 North 40th Street, Suite #105, Phoenix, Arizona                85018
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(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code    (602) 952-9909
                                                      --------------



                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On December 15, 17 and 19, 2003, Vital Living, Inc. ("Company") consummated closings of a private placement ("Private Placement") of $4,587,738 aggregate principal amount of senior secured convertible notes ("Senior Notes") and warrants ("Private Placement Warrants") to purchase an aggregate of 4,587,738 shares of the Company's common stock, par value $.001 per share ("Common Stock"), pursuant to Regulation D promulgated under the Securities Act of 1933, as amended ("Act"). The Company received aggregate gross proceeds of $4,587,738, of which $3,040,000 was invested in cash and $1,547,738 was invested through the conversion of principal and accrued interest on outstanding senior convertible promissory notes ("Bridge Notes") of the Company. The Bridge Notes were issued by the Company in October, November and December 2003 in a private placement ("Bridge Offering"). In connection with such issuances, the investors in the Bridge Offering received warrants to purchase an aggregate of 4,590,000 shares of Common Stock ("Bridge Warrants" and together with the Private Placement Warrants, the "Warrants"). As compensation payable to broker-dealers in connection with the Bridge Offering and Private Placement, the Company paid cash commissions and issued an aggregate of 203,000 shares of Common Stock and warrants to purchase an aggregate of 734,820 shares of Common Stock ("BD Equity Compensation").

     Included in the $3,040,000 of cash raised in the Private Placement was $1.0 million invested by SkyePharma PLC ("SkyePharma"), a significant stockholder of the Company. SkyePharma had committed to invest such amounts in connection with the Company's acquisition of E-Nutriceuticals, Inc. in August 2003, provided that the Company consummate a financing raising gross proceeds of at least $3.0 million by December 15, 2003.

     If the full amount of Senior Notes and Warrants sold by the Company in the Bridge Offering and Private Placement and the warrants included in the BD Equity Compensation are converted and exercised pursuant to their respective terms as described below, the Company will be required to issue an additional 14,171,476 shares of Common Stock. The Company intends to use the proceeds of the Private Placement for working capital and general purposes for its business.

Terms of the Senior Notes
-------------------------

     The principal and all accrued but unpaid interest due on the Senior Notes will be payable five years from the date of issuance, subject to the redemption and conversion rights described below.

     Interest

     The Senior Notes will bear interest at the rate of 12% per annum, payable semi-annually. Interest at the rate of 8% per annum will be paid in cash and the balance of 4% per annum may be paid, at the Company's sole option, in shares of the Company's Common Stock (the "Interest Stock"). The interest payments are due semi-annually, commencing on the six month anniversary of the date of issuance. Upon any conversion or redemption of Senior Notes, the Company shall pay any accrued and unpaid interest on the principal amount converted or redeemed.

     The Company has placed the first 12 months of cash interest payments into an interest bearing escrow account, pursuant to an escrow agreement, in order to discharge the Company's first two interest payment obligations on the Senior Notes.

     Security

     The Senior Notes will be secured pursuant to the terms of a security agreement among the Company and the holders of the Senior Notes. Pursuant to the security agreement, the Company granted a first priority security interest to the holders of the Senior Notes in all of the assets of the Company. However, the holders of the Senior Notes agreed that the security interest could be subordinated to the extent necessary for the Company to obtain a financing secured only by the Company's accounts receivable and inventory ("Additional Financing").

     Ranking

     The Senior Notes will rank senior to, and have priority in right of payment over, all other indebtedness of the Company. The Company may not incur any additional indebtedness senior to or pari passu with the Senior Note without the prior approval of the holders of Senior Notes representing at least 50% of the principal amount of Senior Notes then outstanding ("Majority Consent"); provided, however, that the Company may arrange for the Additional Financing.

     Conversion

     The principal amount of the Senior Notes is convertible, in whole, but not in part, at any time, at the election of the holder, into that number of shares of Common Stock determined by dividing the principal owing on the Senior Notes at the time of conversion by the "conversion price". The "conversion price" is initially set at $1.00, subject to typical structural anti-dilution adjustments and weighted average adjustments for certain issuances of Common Stock at prices below the then current conversion price.

     Redemption

     The Company may redeem the principal and accrued interest of the outstanding Senior Notes, in whole but not in part, commencing one year after the date of issuance, if the last sales price of the Common Stock is at least $3.00 for the 10 consecutive trading days ending the day prior to the day on which the notice of redemption is sent to the holders. Holders must be notified of the redemption not less than 20 business days prior to the date set for redemption and will have the right to convert the Senior Notes up until the redemption date.

     Change of Control

     In the event of any "fundamental event" (defined in the Senior Notes to generally include any transaction or series of transactions that results in the transfer of 50% or more of the outstanding voting power of the Company or sale of all or substantially all of the Company's assets), the holders of the Senior Notes have the right to require the Company to immediately pay to such holders the outstanding principal amount of the Senior Notes plus an amount equal to all accrued but unpaid interest to the date of consummation of the transaction. Holders must be notified of the fundamental event by prior written notice of not less than 20 days prior to the date the event is to be consummated.

Terms of the Warrants
---------------------

     Each Private Placement Warrant entitles the holder to purchase shares of Common Stock at a per-share exercise price of $1.00. Of the 4,590,000 Bridge Warrants, 3,060,000 Bridge Warrants entitle the holders to purchase shares of Common Stock at a per-share exercise price of $1.00 and 1,530,000 Bridge Warrants entitle the holders to purchase shares of Common Stock at a per-share exercise price of $1.50. The exercise prices of the Warrants are subject to typical structural anti-dilution adjustments and weighted average adjustments for certain issuances of Common Stock at prices below the then current exercise price. The Warrants are immediately exercisable, with the Bridge Warrants expiring on October 27, 2008 and the Private Placement Warrants expiring five years from the date of issuance.

     Redemption

     The Company may call the Private Placement Warrants for redemption commencing one year after issuance at a price of $.01 per Private Placement Warrant if the average last sale price of a share of Common Stock exceeds $3.00 for a period of not less than ten consecutive trading days ("Redemption Pricing Period"). Any such redemption shall only be effective if the Company has sent notice of such redemption to each holder within 20 days of the Redemption Pricing Period. The Bridge Warrants are not redeemable by the Company.

     Cashless Exercise Provision

     The Warrants contain a "cashless exercise" feature such that at any time after the Target Effective Date when the Registration Statement (as such terms are defined below) is not effective, the Warrants may be exercised by surrendering a portion of the Warrants and receiving shares of Common Stock in exchange.

Registration Rights
-------------------

     The Company is obligated, on or before January 14, 2004 ("Target Registration Date"), to file a registration statement ("Registration Statement") under the Act with the Securities and Exchange Commission ("SEC") registering for resale the shares of Common Stock underlying the Senior Notes and Warrants purchased in the Private Placement and Bridge Offering, as well as any shares of Interest Stock that may be issued by the Company to satisfy its interest obligations under the Senior Notes. The Company is further obligated to use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable and no later than April 15, 2004 ("Target Effective Date").

     The Company has agreed that it will make payments to the investors in cash at the rate of 2% of the principal amount of such investors' Senior Notes for each 30-day period (or pro rata for any portion thereof) for so long as any of the following circumstances continues:

     o the Company fails to file the Registration Statement by the Target Registration Date;

     o the Company fails to respond to comments received from the SEC in connection with the Registration Statement within 30 days of receipt of such comments;

     o the Registration Statement is not declared effective by the SEC by the Target Effective Date; or

     o subject to customary blackout periods, the Registration Statement does not remain effective and available for use.

     The Company has also agreed that, until the Registration Statement is declared effective, it will not to enter into any acquisition agreements which, upon consummation, would require the Company to file a Current Report on Form 8-K with audited financial statements (a "Material Acquisition") without Majority Consent. Further, the Company has agreed that, once the Registration Statement is declared effective, it will not enter into an agreement for any Material Acquisition for a period of at least 60 days unless the Registration Statement is on Form S-3 without Majority Consent.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

     (c)  Exhibits


             Exhibit Number       Description
             --------------       -----------

                   4.1            Form of Securities Purchase Agreement

                   4.2            Form of Senior Secured Convertible Note

                   4.3            Form of Private Placement Warrant

                   4.4            Form of Bridge Warrant

                   4.5            Form of Security Agreement

                  10.1            Form of Registration Rights Agreement

                  10.2            Form of Escrow Agreement

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 VITAL LIVING, INC.



                                                 By:/s/ Stuart A. Benson
                                                    ----------------------------
                                                    Stuart A. Benson
                                                    President


Date:  December 19, 2003